                                                                 Exhibit 10.12


                            STOCK PURCHASE AGREEMENT

                                     AMONG

                       NORTH AMERICAN TEL-COM GROUP, INC.

                                      AND

                 THE SOLE SHAREHOLDER OF STATE WIDE CATV, INC.

                                August 31, 1998


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                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
         1.       DEFINITIONS...................................................................................  1

         2.       PURCHASE AND SALE TRANSACTION.................................................................  6
                  (a)      BASIC TRANSACTION....................................................................  6
                  (b)      CONSIDERATION........................................................................  6
                  (c)      THE CLOSING..........................................................................  6
                  (d)      DELIVERIES AT CLOSING................................................................  6

         3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.....................................  6
                  (a)      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER....................................  6
                  (b)      REPRESENTATIONS AND WARRANTIES OF NORTH AMERICAN.....................................  8

         4.       REPRESENTATIONS AND WARRANTIES CONCERNING TARGET.............................................. 10
                  (a)      ORGANIZATION, QUALIFICATION, AND CORPORATE POWER..................................... 10
                  (b)      [INTENTIONALLY LEFT BLANK]........................................................... 10
                  (c)      CAPITALIZATION....................................................................... 10
                  (d)      NONCONTRAVENTION..................................................................... 11
                  (e)      BROKERS' FEES........................................................................ 11
                  (f)      TITLE TO ASSETS...................................................................... 11
                  (g)      SUBSIDIARIES......................................................................... 11
                  (h)      FINANCIAL STATEMENTS................................................................. 11
                  (i)      EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END..................................... 12
                  (j)      UNDISCLOSED LIABILITIES.............................................................. 14
                  (k)      LEGAL COMPLIANCE..................................................................... 14
                  (l)      TAX MATTERS.......................................................................... 14
                  (m)      REAL PROPERTY........................................................................ 16
                  (n)      INTELLECTUAL PROPERTY................................................................ 17
                  (o)      TANGIBLE ASSETS...................................................................... 19
                  (p)      INVENTORY............................................................................ 19
                  (q)      CONTRACTS............................................................................ 19
                  (r)      NOTES AND ACCOUNTS RECEIVABLE........................................................ 20
                  (s)      POWERS OF ATTORNEY................................................................... 20
                  (t)      INSURANCE............................................................................ 20
                  (u)      LITIGATION........................................................................... 20
                  (v)      COMMITMENTS AND WARRANTIES........................................................... 21
                  (w)      LIABILITY FOR SERVICES PERFORMED..................................................... 21
                  (x)      EMPLOYEES............................................................................ 21
                  (y)      EMPLOYEE BENEFITS.................................................................... 21
                  (z)      GUARANTIES........................................................................... 23
                  (aa)     ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS............................................ 23
                  (ab)     CERTAIN BUSINESS RELATIONSHIPS WITH TARGET........................................... 25
                  (ac)     CUSTOMERS AND SUPPLIERS.............................................................. 25
                  (ad)     DISCLOSURE........................................................................... 25

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

         5.       PRE-CLOSING COVENANTS......................................................................... 25
                  (a)      GENERAL.............................................................................. 25
                  (b)      NOTICES AND CONSENTS................................................................. 26
                  (c)      OPERATION OF BUSINESS................................................................ 26
                  (d)      PRESERVATION OF BUSINESS............................................................. 26
                  (e)      FULL ACCESS.......................................................................... 26
                  (f)      NOTICE OF DEVELOPMENTS............................................................... 26
                  (g)      EXCLUSIVITY.......................................................................... 26
                  (h)      NO TERMINATION OF SHAREHOLDER'S OBLIGATION BY SUBSEQUENT INCAPACITY.................. 27

         6.       POST-CLOSING COVENANTS........................................................................ 27
                  (a)      GENERAL.............................................................................. 27
                  (b)      LITIGATION SUPPORT................................................................... 27
                  (c)      TRANSITION........................................................................... 27
                  (d)      INDEPENDENT ACCOUNTANTS.............................................................. 28
                  (e)      TAX MATTERS.......................................................................... 28
                  (f)      STOCK OPTIONS........................................................................ 28
                  (g)      AUDITED FINANCIAL STATEMENTS......................................................... 28

         7.       CONDITIONS TO OBLIGATION TO CLOSE............................................................. 29
                  (a)      CONDITIONS TO OBLIGATION OF NORTH AMERICAN........................................... 29
                  (b)      CONDITIONS TO OBLIGATION OF THE SHAREHOLDER.......................................... 31

         8.       REMEDIES FOR BREACHES OF THIS AGREEMENT....................................................... 31
                  (a)      SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................................... 31
                  (b)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF NORTH AMERICAN............................. 32
                  (c)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SHAREHOLDER............................ 33
                  (d)      MATTERS INVOLVING THIRD PARTIES...................................................... 34
                  (e)      DETERMINATION OF ADVERSE CONSEQUENCES................................................ 35
                  (f)      OTHER INDEMNIFICATION PROVISIONS..................................................... 35

         9.       POST-CLOSING ADJUSTMENT OF CONSIDERATION...................................................... 35

         10.      TAX MATTERS................................................................................... 37
                  (a)      TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE..................................... 37
                  (b)      TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE....................... 37
                  (c)      COOPERATION ON TAX MATTERS........................................................... 38
                  (d)      TAX SHARING AGREEMENTS............................................................... 38
                  (e)      CERTAIN TAXES........................................................................ 38

         11.      TERMINATION................................................................................... 39
                  (a)      TERMINATION OF AGREEMENT............................................................. 39
                  (b)      EFFECT OF TERMINATION................................................................ 39

         12.      MISCELLANEOUS................................................................................. 39
                  (a)      PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.............................................. 39
                  (b)      NO THIRD-PARTY BENEFICIARIES......................................................... 40




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

                  (c)      ENTIRE AGREEMENT..................................................................... 40
                  (d)      SUCCESSION AND ASSIGNMENT............................................................ 40
                  (e)      COUNTERPARTS......................................................................... 40
                  (f)      HEADINGS............................................................................. 40
                  (g)      NOTICES.............................................................................. 40
                  (h)      GOVERNING LAW........................................................................ 41
                  (i)      AMENDMENTS AND WAIVERS............................................................... 41
                  (j)      SEVERABILITY......................................................................... 41
                  (k)      EXPENSES............................................................................. 41
                  (l)      CONSTRUCTION......................................................................... 41
                  (m)      INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.................................... 42
                  (n)      SPECIFIC PERFORMANCE................................................................. 42
                  (o)      SUBMISSION TO JURISDICTION........................................................... 42
                  (p)      WAIVER OF JURY TRIAL................................................................. 42


Exhibit A--Financial Statements
Exhibit B--Opinion of Target's Counsel
Exhibit C--Employment Agreements
Exhibit D--Opinion of North American's Counsel
Annex I--  Accredited Investor Status
Disclosure Schedule
North American Disclosure Schedule



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



                            STOCK PURCHASE AGREEMENT

         Agreement entered into as of August 31, 1998, by and among North American Tel-Com Group, Inc., a Florida corporation ("North American" or the "Buyer"), and Michael Wallace, the sole shareholder (the "Shareholder") of State Wide CATV, Inc., a New York corporation (the "Target"). The Buyer and the Shareholder are referred to collectively herein as the "PARTIES."

         The Shareholder owns all of the outstanding capital stock of the Target.

         This Agreement contemplates the sale by the Shareholder of all of the issued and outstanding capital stock of Target to Buyer. The Shareholder will receive cash and capital stock in North American in exchange for his shares of capital stock of Target.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. DEFINITIONS.

                  "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

                  "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, and any other cost of enforcing a party's rights under this Agreement.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

                  "AMENDED AND RESTATED STOCKHOLDERS AGREEMENT" means that certain Amended and Restated Stockholders Agreement among North American and the shareholders of North American dated as of June 30, 1998.

                  "APPLICABLE RATE" means the corporate base rate of interest publicly announced from time to time by PNC Bank, N.A.

                  "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                  "CLOSING" has the meaning set forth in Section 2(c) below.

                  "CLOSING DATE" has the meaning set forth in Section 2(c) below.

                  "CLOSING DATE BALANCE SHEET" has the meaning set forth in
Section 9(b) below.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONSIDERATION" has the meaning set forth in Section 2(b) below.

                  "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Section 1563.

                  "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 below.

                  "DRAFT CLOSING DATE BALANCE SHEET" has the meaning set forth in Section 9(a) below.

                  "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or (e) bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change of control or other material fringe benefit plan or program.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

                  "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials (which, for purposes of this Agreement, shall meany any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended and as now or hereafter in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means (i) any corporation included with Target in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with Target within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which Target is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of Target under Section 414(o) of the Code.

                  "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

                  "FINANCIAL STATEMENT" has the meaning set forth in Section 4(h) below.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) below.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) below.

                  "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  "KNOWLEDGE" means that which is known by a person and that of which a person has constructive knowledge based upon information readily available to that person in the performance of such person's duties. In the case of North American or Target, "Knowledge" means the "Knowledge" of its respective directors and executive officers.

                  "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.



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



                  "MATERIAL ADVERSE EFFECT" means, individually or together with other adverse effects, any material adverse effect on the assets, liabilities, results of operations, business condition (financial or otherwise) or prospects of Target or on Target's ability to consummate the transactions contemplated hereby or the ability of North American to operate the business of Target immediately after the Closing in substantially the same manner as such business is conducted prior to Closing.

                  "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

                  "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4(h) below.

                  "MOST RECENT FISCAL PERIOD END" has the meaning set forth in
Section 4(h) below.

                  "MOST RECENT FISCAL YEAR END" has the meaning set forth in
Section 4(h) below.

                  "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA
Section 3(37).

                  "NATIONAL SECURITIES EXCHANGE" shall have the meaning ascribed to that term in the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "NORTH AMERICAN" has the meaning set forth in the preface above.

                  "NORTH AMERICAN CLASS A COMMON SHARES" means any share of the Class A Common Stock, par value $.01 per share, of North American.

                  "NORTH AMERICAN CLASS B COMMON SHARES" means any share of the Class B Common Stock, par value $.01 per share, of North American.

                  "NORTH AMERICAN COMMON STOCK" means any share of the common stock, par value $.01 par share, of North American.

                  "NORTH AMERICAN SERIES A PREFERRED SHARES" means any share of the Series A Convertible Preferred Stock, par value $.01 per share, of North American.

                  "NORTH AMERICAN PREFERRED STOCK" means any share of the preferred stock, par value $.01 per share, of North American.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "PARTY" has the meaning set forth in the preface above.



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



                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "PROHIBITED TRANSACTION" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

                  "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens that could not reasonably be expected to have a Material Adverse Effect, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings disclosed on Section 4(l) of the Disclosure Schedule, (c) purchase money liens and liens securing rental payments under capital lease arrangements disclosed in the Most Recent Financial Statements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, so long as such liens could not reasonably be expected to have a Material Adverse Effect.

                  "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "TARGET" has the meaning set forth in the preface above.

                  "TARGET SHARE" means any share of the Common Stock, no par value, of Target.

                  "TARGET SHAREHOLDER" means any Person who or which holds any Target Shares.

                  "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any obligations under any agreements or arrangements with respect to any of the foregoing.



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




                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "THIRD PARTY CLAIM" has the meaning set forth in Section 8(d) below.

                  "SHAREHOLDER" has the meaning set forth in the preface above.

         2.       PURCHASE AND SALE TRANSACTION.

                  (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, North American agrees to purchase from the Shareholder, and the Shareholder agrees to sell to North American, all of the Target Shares for the consideration specified below in this Section 2.

                  (b) CONSIDERATION. North American agrees to deliver at Closing to the Shareholder (x) cash in the amount of $1,148,000.00, payable by wire transfer or other immediately available funds and (y) 61,250 North American Class B Common Shares, with a value of $1.4959 per share
(collectively, the "Consideration"). The Consideration shall be subject to adjustment pursuant to the provisions of Section 9 hereof.

                  (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Holland & Knight LLP in Ft. Lauderdale, Florida, effective at 9:00 a.m. local time on August 31, 1998 or such other date, time and place as the Parties may mutually determine (the "CLOSING DATE").

                  (d) DELIVERIES AT CLOSING. At the Closing, (i) the Shareholder will deliver to North American the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) North American will deliver to the Shareholder the various certificates, instruments, and documents referred to in Section 7(b) below, and (iii) the Shareholder will deliver to North American stock certificates representing all of his Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) North American will deliver to the Shareholder the Consideration specified in Section 2(b) above.

         3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

                  (a) REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to North American that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)), except as set forth on Section 3(a) of the Disclosure Schedule (as hereinafter defined).



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



                           (i) AUTHORIZATION OF TRANSACTION. The Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order to consummate the transactions contemplated by this Agreement.

                           (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Shareholder is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his assets is subject.

                           (iii) BROKERS' FEES. The Shareholder has, or prior to Closing will have, paid any fees or commissions due from the Shareholder to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. The Shareholder agrees that he will pay any additional amounts that may become due from him or Target to any such broker, finder or agent in the future, including as a result of any indemnification obligations.

                           (iv) INVESTMENT. The Shareholder (A) understands that, the North American Class B Common Shares that he will receive as part of the Consideration have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring such North American Class B Common Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) has received certain information concerning North American and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the North American Class B Common Shares and (D) is able to bear the economic risk and lack of liquidity inherent in holding the North American Class B Common Shares, and (F) is an Accredited Investor for the reasons set forth on Annex I.

                           (v) TARGET SHARES. The Shareholder holds of record and owns beneficially all of the Target Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, security



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



         interests liens or other encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of Target (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, shareholders agreement, or other agreement or understanding with respect to the voting of any capital stock of Target.

                           (vi) DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to North American by the Shareholder with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which the Shareholder has not disclosed to North American herein and of which the Shareholder is aware which could be anticipated to have a Material Adverse Effect.

                  (b) REPRESENTATIONS AND WARRANTIES OF NORTH AMERICAN. North American represents and warrants to the Shareholder that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in the disclosure schedule delivered by North American to the Shareholder on the date hereof (the "North American Disclosure Schedule").

                           (i) ORGANIZATION OF THE NORTH AMERICAN. North American is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Correct and complete copies of the charter and bylaws of North American (as amended to date) are included as part of the North American Disclosure Schedule. The names and titles of each officer and director of North American is set forth on the North American Disclosure Schedule.

                           (ii) CAPITALIZATION OF NORTH AMERICAN. The entire authorized capital stock of North American consists of (i) 98,000,000 shares of North American Common Stock, par value $.01, including (i) 10,000,000 North American Class A Common Shares, 20,000,000 North American Class B Common Shares, and 68,000,000 Shares of undesignated North American Common Stock and (ii) 2,000,000 shares of North American Preferred Stock, par value $.01, including 100,000 designated as North American Series A Preferred Shares. The issued and outstanding capital stock of North American, consists of 2,412,350 North American Class A Shares, 7,502,850 North American Class B Shares and 100,000 North American Series A Preferred Shares, held of record as set forth on the North American Disclosure Schedule. All of the issued and outstanding North American Class A Common Shares, North American Class B Common Shares, and North American Series A Preferred Shares have been, duly authorized, validly issued, fully paid, and nonassessable. Except as disclosed in the North American Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require North American to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as disclosed in the North American Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to North American. Except as disclosed in North American Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of North American.

                           (iii) AUTHORIZATION OF TRANSACTION. North American has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of North American, enforceable in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. North American need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order to consummate the transactions contemplated by this Agreement.

                           (iv) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which North American is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which North American is a party or by which North American is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). North American need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person, government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                           (v) BROKERS' FEES. North American has, or prior to the Closing will have, paid any fees or commissions due from North American to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. North American agrees that they will pay any additional amounts that may become due from North American to any such broker, finder or agent in the future, including as a result of any indemnification obligations.

                           (vi) DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Shareholder by North American with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which North American has not disclosed to the Shareholder herein and of which North American or any of the its officers or directors is aware and which could be anticipated to have a Material Adverse Effect on the operations of North American after the Closing.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING TARGET. The Shareholder represents and warrants to North American that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule delivered by the Shareholder to North American on the date hereof and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule shall be effective to modify only those representations and warranties to which the Disclosure Schedule makes explicit reference. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                  (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of Target. Correct and complete copies of the charter and bylaws of Target (as amended to date) are included as part of Section 4(a) of the Disclosure Schedule. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Target are correct and complete and an true and correct copy thereof has been provided to North American. Target is not in default under or in violation of any provision of its charter or bylaws.

                  (b) [INTENTIONALLY LEFT BLANK]

                  (c) CAPITALIZATION. The entire authorized capital stock of Target consists of 200 Target Shares, of which 10 Target Shares are issued and outstanding and no Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and owned beneficially by the Shareholder. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its capital stock or securities convertible or exchangeable for, or any options, warranties, or rights to purchase, any of such capital stock. There are no outstanding obligations of Target to repurchase, redeem or otherwise acquire any capital stock or any securities convertible into or exchangeable for such capital stock or any options, warrants or rights to purchase such capital stock or securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer, dividend or other rights (such as registration rights under the Securities Act) of the capital stock of Target.

                  (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject or any provision of the charter or bylaws of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Target need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person, government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (e) BROKERS' FEES. Target has, or prior to Closing will have, paid any fees or commissions due from Target to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. Shareholder agrees that he will pay any additional amounts that may become due from Target to any such broker, finder or agent in the future, including as a result of any indemnification obligations.

                  (f) TITLE TO ASSETS. Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests (other than the Security Interests disclosed on the face of the Most Recent Balance Sheet), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, none of which disposals are expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not affect Target's good and marketable title to, or valid leasehold interest in, the properties and assets described in the preceding sentence.

                  (g) SUBSIDIARIES. Except as set forth in Section 4(g) of the Disclosure Schedule, Target does not currently have, and has never had, any Subsidiaries and does not own any securities of any other Person.

                  (h) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT A are the following financial statements (collectively the "FINANCIAL STATEMENTS"):
(i) compiled balance sheets and
statements of income, including the independent accountant's report thereon as of and for the fiscal year ended October 31, 1997 (the "MOST RECENT FISCAL YEAR END") for Target; (ii) compiled balance sheets and statements of income, including the independent accountant's report thereon as of and for the fiscal years ended October 31, 1995 and October 31, 1996 and (iii) unaudited balance sheets and statements of income, (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the period from November 1, 1997 through July 31, 1998 for Target (the "MOST RECENT FISCAL PERIOD END"). Except for the utilization of tax depreciation therein, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Target as of such dates and the results of operations of Target for such periods, are correct and complete, and are consistent with the books and records of Target (which books and records are correct and complete).

                  (i) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End and except as disclosed in the Disclosure Schedule, there has not occurred any Material Adverse Effect and Target has not engaged in any transactions outside of the Ordinary Course of Business. Without limiting the generality of the foregoing, since that date:

                           (i) Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (ii) Target has not entered into any agreements, contracts, leases, or licenses either involving more than $10,000 in the aggregate, having a term greater than 12 months or outside the Ordinary Course of Business;

                           (iii) no party (including any of Target) has accelerated, terminated, modified, or cancelled any agreements, contracts, leases, or licenses involving more than $10,000 in the aggregate to which Target is a party or by which it is bound;

                           (iv) Target has not imposed or allowed to be imposed any Security Interest upon any of its assets, tangible or intangible;

                           (v) Target has not made any capital expenditures involving more than $10,000 in the aggregate or outside the Ordinary Course of Business;

                           (vi) Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

                           (vii) Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000 in the aggregate;

                           (viii) Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                           (ix) Target has not cancelled, compromised, waived, or released any right or claim either involving more than $10,000 in the aggregate and outside the Ordinary Course of Business;

                           (x) Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                           (xi) there has been no change made or authorized in the charter or bylaws of any of Target;

                           (xii) Target has not issued, sold, or otherwise disposed of any of its capital stock or securities convertible into or exchangeable for such stock, or granted any options, warrants, or other rights to purchase or obtain any of such capital stock or securities;

                           (xiii) Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or other securities;

                           (xiv) Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property involving more than $10,000 in the aggregate;

                           (xv) Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees or their "Associates" (as defined in Rule 12b-2 under the Exchange Act);

                           (xvi) Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                           (xvii) Target has not granted any increase in any compensation of any of its directors, officers, or other employees;

                           (xviii) Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                           (xix) Target has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xx) Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                           (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Target; and

                           (xxii) Target has not increased, or experienced any change in assumptions underlying or method of calculating, any bad debt, contingency, tax or other reserves or changed its accounting practices, methods or assumptions (including changes in estimates or valuation methods); or written down the value of any assets;

                           (xxiii) Target has not granted any bonuses or made any other payments of any kind (other than base compensation in the Ordinary Course of Business) to any officer, director or employee of Target, or to any Person related to any of the foregoing Persons; and

                           (xxiv) Target has not committed to any of the
foregoing.

                  (j) UNDISCLOSED LIABILITIES. Except as disclosed in Section 4(j) of the Disclosure Schedule, Target does not have any Liability, except for
(i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law and none of which could reasonably be expected to have a Material Adverse Effect).

                  (k) LEGAL COMPLIANCE. Target and its corporate predecessors and Affiliates have complied, in all material respects, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  (l) TAX MATTERS.

                           (i) Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Target (whether or not shown on any Tax Return) have been paid or are fully and adequately accrued and adequately disclosed on the Most Recent Balance Sheet. Target is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no

         Security Interests on any of the assets of Target that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (ii) Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (iii) Neither Shareholder nor Target has Knowledge that any authority expects to assess any additional Taxes for any period for which Tax Returns have been filed. There is no action, suit or proceeding, investigation, dispute or claim now pending or threatened concerning any Tax Liability of Target or proposed adjustment to the taxable income of Target either (A) claimed or raised by any authority in writing or (B) as to which the Shareholder and Target has Knowledge based upon personal contact with any agent of such authority. Section 4(l) of the Disclosure Schedule contains a summary of all Tax Returns filed with respect to Target for the last three completed tax years, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Shareholder has made available to North American correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Target since January 1, 1994.

                           (iv) Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (v) Target has not filed a consent under Code
         Section 341(f) concerning collapsible corporations. Target has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or that would give rise to any obligation to indemnify any Person for any excise tax payable pursuant to Code Section 4999. The Target has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither Target nor any predecessor or affiliate thereof is a party to any Tax allocation, sharing, indemnification or similar agreement. Target (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Target) and (B) does not have any Liability for the Taxes of any Person (other than any of Target and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. No indebtedness of Target consists of "corporate acquisition indebtedness" within the meaning of Code Section 279.

                           (vi) Section 4(l) of the Disclosure Schedule sets forth as of the most recent practicable date the basis for Federal income tax purposes of Target in its assets.

                           (vii) The unpaid Taxes of Target (A) did not, as of the Most Recent Fiscal Period End, exceed the reserve for Tax Liability set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not, and will not as of the Closing Date, exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target in filing its Tax Returns.

                  (m) REAL PROPERTY. Target does not own any real property. ss.4(m) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Target. The Shareholder has delivered to North American correct and complete copies of the leases and subleases listed in ss.4(m) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(m) of the Disclosure Schedule:

                                    (A) the lease or sublease is legal, valid,
                  binding, enforceable, and in full force and effect;

                                    (B) the lease or sublease will continue to
                  be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                    (C) no party to the lease or sublease is in
                  breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (D) no party to the lease or sublease has
                  repudiated any provision thereof;

                                    (E) there are no disputes, oral agreements,
                  or forbearance programs in effect as to the lease or sublease;

                                    (F) Target has not received a notice from
                  the lessor indicating that the lease will not be renewed at the end of its current term for any additional terms provided for in the lease;

                                    (G) the term of the lease will continue for
                  a minimum of six months past the Closing Date;

                                    (H) with respect to each sublease, the
                  representations and warranties set forth in subsections (A) through (G) above are true and correct with respect to the underlying lease;

                                    (I) Target has not assigned, transferred,
                  conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                                    (J) all facilities leased or subleased
                  thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                                    (K) all facilities leased or subleased
                  thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                                    (L) the Shareholder is not aware of any
                  pending or threatened foreclosure or other enforcement proceedings relating to the real property underlying the leases or subleases set forth in Section 4(m) of the Disclosure Schedule that could result in Target's loss of possession of such real property.

                  (n) INTELLECTUAL PROPERTY.

                           (i) Target owns or has the right to use pursuant to license, sublicense, agreement, or permission in writing all Intellectual Property necessary for the operation of the businesses of Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Target immediately prior to the Closing hereunder will be owned or available for use by Target on identical terms and conditions immediately subsequent to the Closing hereunder. Target has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                           (ii) Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Shareholder and the directors and officers (and employees with responsibility for Intellectual Property matters) of Target has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Shareholder and Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Target.

                           (iii) Section 4(n)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Target has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Shareholder has delivered to North American correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to North American correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(n)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by Target in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(n)(iii) of the Disclosure Schedule:

                                    (A) Target possesses all right, title, and
                  interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                                    (B) the item is not subject to any
                  outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (C) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                    (D) Target has never agreed to indemnify
                  any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                           (iv) Section 4(n)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Target uses pursuant to license, sublicense, agreement, or permission. The Shareholder has delivered to North American correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(n)(iv) of the Disclosure Schedule:

                                    (A) the license, sublicense, agreement, or
                  permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                    (B) the license, sublicense, agreement, or
                  permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                    (C) no party to the license, sublicense,
                  agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (D) no party to the license, sublicense,
                  agreement, or permission has repudiated any provision thereof;

                                    (E) with respect to each sublicense, the
                  representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                                    (F) the underlying item of Intellectual
                  Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (G) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                    (H) Target has never granted any sublicense
                  or similar right with respect to the license, sublicense, agreement, or permission.

                           (v) To the Knowledge of Shareholder and Target, Target will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                           (vi) None of the Shareholder and Target has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Target.

                  (o) TANGIBLE ASSETS. Target owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. Section 4(o) of the Disclosure Schedule lists all tangible assets owned by Target.

                  (p) INVENTORY. Target has no inventory.

                  (q) CONTRACTS. Section 4(q) of the Disclosure Schedule lists all the contracts and other agreements to which Target is a party. The Shareholder has delivered to North American a correct and complete copy of each written agreement listed in Section 4(q) of the Disclosure Schedule (as amended to date). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms with respect to Target, and to the Knowledge of the Shareholder, with respect to any other parties thereto, following the consummation of the transactions contemplated hereby; (C) neither Target, nor to the Knowledge of the Shareholder, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) neither Target, nor to the Knowledge of the Shareholder, any other party has repudiated any provision of the agreement. Section 4(q) of the Disclosure Schedule lists each currently outstanding bid or proposal for business submitted by Target in excess of $1,000,000.

                  (r) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Target are reflected properly on the Most Recent Balance Sheet in accordance with GAAP, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and, will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target.

                  (s) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Target.

                  (t) INSURANCE. Section 4(t) of the Disclosure Schedule includes a true, correct and complete list of all policies of insurance (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Target is a party, a named insured, or otherwise the beneficiary of coverage. Genuine and complete copies of each of the insurance policies listed in Section 4(t) of the Disclosure Schedule have been provided to North American. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms with respect to Target, and to the Knowledge of the Shareholder, with respect to any other parties thereto, following the consummation of the transactions contemplated hereby; (C) neither Target nor, to the Knowledge of the Shareholder, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (D) to the Knowledge of the Shareholder, neither Target, any ERISA Affiliate nor North American shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability and (E) to Shareholder's or Target's Knowledge, no party to the policy has repudiated any provision thereof. Target has been fully covered at all times during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(t) of the Disclosure Schedule describes any self-insurance arrangements affecting Target.

                  (u) LITIGATION. Section 4(u) of the Disclosure Schedule sets forth each instance in which Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party, or to the Knowledge of Shareholder or Target, is threatened to be made a party to any claim, action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as set forth in ss.4(u) of the Disclosure Schedule, there is no other pending, or to the knowledge of Shareholder or Target, threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving Target or any property or rights of Target or any officer or director or Target. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.4(u) of the Disclosure Schedule could result in any Material Adverse Effect. Neither the Shareholder nor the directors and officers (and employees with responsibility for litigation matters) of Target has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Target.

                  (v) COMMITMENTS AND WARRANTIES. All services provided by the Target have been performed in conformity with all applicable contractual commitments (written or oral) and all express and implied warranties (written or oral), and Target has no Liability and, to the Knowledge of the Shareholder and Target, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) in connection with any such services. ss.4(v) of the Disclosure Schedule includes copies of the standard forms of agreement entered into between Target and its customers. Target has not entered into any written or oral agreements with any of its customers that include guaranties, warranties, or indemnity provisions other than those included in the agreements included as part of Section 4(v) of the Disclosure Schedule.

         Neither Target nor the Shareholder has received notice (written or oral) from any of its customers stating that the customer intends to reduce the volume of business that it currently conducts with Target or to cease doing business with Target. Target has not entered into any minimum purchase commitments or guaranteed pricing agreements.

                  (w) LIABILITY FOR SERVICES PERFORMED. Target has no Liability (and, to Shareholder's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of or in connection with any services provided by Target.

                  (x) EMPLOYEES. To the Knowledge of the Shareholder or Target, no executive, key employee, or group of employees has any plans to terminate employment with Target. Target is not currently, nor at any prior time has been, a party to or bound by any collective bargaining agreement, nor has Target experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Target has not committed any unfair labor practice. Neither the Shareholder nor Target have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Target.

                  (y) EMPLOYEE BENEFITS.

                           (i) Section 4(y) of the Disclosure Schedule lists each Employee Benefit Plan that Target or any ERISA Affiliate maintains, contributes to, or is required to contribute to or under which Target or any ERISA Affiliate has any liability.

                                    (A) Each such Employee Benefit Plan (and
                  each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                                    (B) All required reports and disclosures
                  (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                                    (C) All contributions (including all
                  employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Target and in accordance with GAAP. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                                    (D) Each such Employee Benefit Plan which
                  is an Employee Pension Benefit Plan now meets and at all times since inception have met the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                                    (E) As of the Closing Date, the market
                  value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) will equal or exceed the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on such date.

                                    (F) The Shareholder has delivered to North
                  American correct and complete copies of the plan documents and summary plan descriptions including all amendments thereto, the most recent determination letter received from the Internal Revenue Service, the three most recent Form 5500 Annual Reports (including all schedules thereto), the three most recent annual premium payment forms filed with the PBGC, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                           (ii) With respect to each Employee Benefit Plan that Target or any ERISA Affiliate maintains, contributes to, or is required to contribute to or under which Target or any ERISA Affiliate has any liability:

                                    (A) No such Employee Benefit Plan which is
                  an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                                    (B) There have been no Prohibited
                  Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Neither the Shareholder nor Target has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                                    (C) Neither Target nor any ERISA Affiliate
                  has incurred, and none of the Shareholder and the directors and officers (and employees with responsibility for employee benefits matters) of Target has any reason to expect that Target or any ERISA Affiliate will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                           (iii) Neither Target nor any ERISA Affiliate contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                           (iv) Neither Target nor any ERISA Affiliate maintains or contributes to, or has ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

                  (z) GUARANTIES. Target is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                  (aa) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                           (i) Target and its corporate predecessors and Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements.

                           (ii) Without limiting the generality of the foregoing, Target and its Affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business;

         a list of all such permits, licenses and other authorizations is set forth on Section 4(aa) of the Disclosure Schedule.

                           (iii) Neither Target nor its corporate predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                           (iv) None of the following exists at any property or facility owned or operated by Target: (1) underground storage tanks,
         (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                           (v) None of Target or its corporate predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                           (vi) Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                           (vii) Neither Target nor its corporate predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                           (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of Target or any of its corporate predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements (whether on-site or off-site), or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  (ab) CERTAIN BUSINESS RELATIONSHIPS WITH TARGET. Neither the Shareholder, his Affiliates, any director or employee of Target, or any relatives of the Shareholder, or any person living in the same residence as such persons, has been involved in any business arrangement or relationship with Target within the past 12 months, and neither the Shareholder nor their respective Affiliates nor any of such other persons own leases, licenses, or otherwise has any interest in any asset, tangible or intangible, which is used in the business of Target or any contract, lease or commitment to which Target is a party. Target is not indebted to any officer, director or employee of Target for any liability or obligation. No officer, director or employee of Target is indebted to Target for any liability or obligation.

                  (ac) CUSTOMERS AND SUPPLIERS. No purchase order or commitment of Target is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No material supplier of Target has advised Target in writing during the past 12 months that it will stop, or decrease the rate of, supplying materials, products or services to Target and no material customer of Target has advised Target in writing within the past 12 months that it will stop, or decrease the rate of buying materials, products or services from Target. ss.4(ac) of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more that 5% of the consolidated revenues of Target during the last full fiscal year or the interim period through the date of the Most Recent Financial Statements and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or component to Target. The consummation of the transactions contemplate hereby will not have a Material Adverse Effect on Target's relationship with any customer or supplier listed in Section 4(ac) of the Disclosure Schedule.

                  (ad) DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to North American by or on behalf of Target or the Shareholder with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which Target or the Shareholder have not disclosed to North American herein and of which the Shareholder, Target, or any of Target's officers or directors is aware and which could be anticipated to have a Material Adverse Effect.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) GENERAL. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

                  (b) NOTICES AND CONSENTS. The Shareholder will cause Target to give any notices to third parties, and will cause Target to use its best efforts to obtain any third party required in connection with the matters referred to in Section 4(d) above. Each of the Parties will (and the Shareholder will cause Target to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(v), and Section 4(d) above.

                  (c) OPERATION OF BUSINESS. Except for the distribution of the real property located at 7102 and 7102 1/2 North 30th Street, Tampa, Florida to Michael Wallace, or an affiliate thereof, immediately prior to the Closing, the Shareholder will not cause or permit Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Shareholder will not cause or permit Target to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(i) above. The Shareholder will immediately notify North American in writing with respect to any proposed capital expenditures in excess of $10,000.

                  (d) PRESERVATION OF BUSINESS. The Shareholder will cause Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                  (e) FULL ACCESS. The Shareholder will permit, and will cause Target to permit, representatives of North American to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Target, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Target. At the request of North American, Shareholder will permit, and will cause Target to permit, North American's lenders, and their respective counsel, to have the same access as permitted to North American in accordance with the immediately preceding sentence.

                  (f) NOTICE OF DEVELOPMENTS. Each of the Parties will give prompt written notice to the other Parties of any breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the North American Disclosure Schedule or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                  (g) EXCLUSIVITY. The Shareholder will not (and the Shareholder will not cause or permit Target to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Target (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Shareholder will notify North American immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                  (h) NO TERMINATION OF SHAREHOLDER'S OBLIGATION BY SUBSEQUENT INCAPACITY. Shareholder specifically agrees that his obligations hereunder, including, without limitation, the obligations pursuant to Section 8 hereof, shall not be eliminated by his death or incapacity.

         6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

                  (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Shareholder acknowledges and agrees that from and after the Closing North American will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Target.

                  (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Target, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below).

                  (c) TRANSITION. The Shareholder will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Target from maintaining the same business relationships with Target after the Closing as it maintained with Target prior to the Closing. The Shareholder will refer all customer inquiries relating to the businesses of Target to North American from and after the Closing.

                  (d) INDEPENDENT ACCOUNTANTS. After the Closing, Shareholder shall (i) use reasonable efforts to cause Target's past and present independent auditors and accounting personnel to make available to North American and its representatives all financial information, including the right to examine all working papers pertaining to audits or reviews previously or hereafter made by such auditors, and (ii) provide such cooperation as North American and its representatives may reasonably request in connection with any audit or review of Target that North American may direct its representatives to make. Without limiting the generality of the foregoing, the Shareholder agrees that he will cooperate with, and cause Target's past and present independent auditors, accounting personnel and other necessary persons to cooperate with North American in the preparation, at North American's expense, of any documents filed by North American with the U.S. Securities and Exchange Commission in connection with an offering of securities, to the extent information about Target is required therein.

                  (e) TAX MATTERS. The Shareholder covenants and agrees not to take any action, or fail to take any action, with respect to Taxes, that would have a Material Adverse Effect on North American on or after the Closing Date, including, without limitation, amending or otherwise supplementing any Tax Return or report of Target with respect to any period prior to the Closing Date without the consent of North American. If any taxing authority conducts any audit or investigation relating to Target prior to the Closing Date, North American may, in its sole election, have the right to supervise such audit or investigation and provide any response required in connection therewith.

                  (f) STOCK OPTIONS. North American has adopted a stock incentive plan (the "Stock Incentive Plan") pursuant to which stock options and other forms of stock-based compensation may be awarded to the officers, directors and employees of North American and its subsidiaries. The key employees of Target shall be eligible to receive awards under the Stock Incentive Plan of options to acquire shares of North American stock. Within 60 days of the Closing, the officers of Target shall recommend to the Stock Option Committee under the Stock Incentive Plan the terms, conditions and amounts of awards to be granted and the identity of the key employees of Target to receive such awards, however, all such awards, and the terms and conditions thereof, shall be finally determined by the Stock Option Committee.

                  (g) AUDITED FINANCIAL STATEMENTS. At the request of North American, Shareholder shall cause Target's auditors to prepare audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow including the audit report thereon as of and for the 12-month periods ended December 31, 1996 and December 31, 1997 for the Target. Except as set forth in Section 8(b)(ii) hereof, all costs associated with the preparation and audit of Target's December 31, 1996 and December 31, 1997 financial statements shall be paid by North American.

         7. CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) CONDITIONS TO OBLIGATION OF NORTH AMERICAN. The obligation of North American to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date and there shall not have occurred any Material Adverse Effect;

                           (ii) the Shareholder and Target shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

                           (iii) Target shall have procured all of the third party consents specified in Section 5(b) above;

                           (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) have a Material Adverse Effect on the right of Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (v) the Parties shall have received all
         authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(v), and Section 4(d) above;

                           (vi) North American shall have received from counsel to the Shareholder an opinion in form and substance as set forth in EXHIBIT B attached hereto, addressed to North American and dated as of the Closing Date;

                           (vii) all actions to be taken by the Shareholder in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to North American.

                           (viii) at least five business days prior to the Closing, North American shall have received a balance sheet prepared by Target, estimating the assets, liabilities and shareholders' equity of Target as of the Closing Date (the "Estimated Closing Balance Sheet"). The Estimated Closing Balance Sheet shall be prepared in accordance with the method set forth in Section 9(a) for the preparation of the Draft Closing Balance Sheet and will reflect (A) shareholders' equity ("Shareholders' Equity") of at least $500,000.00, and (B) cash ("Cash") of at least $90,000.00.
         North American shall not have objected to, challenged or otherwise repudiated any of the amounts included in the Estimated Closing Balance Sheet.

                           (x) North American shall have received an appraisal, from an appraiser selected by North American, that states that the fair market value of Target's tangible assets listed in Section 4(o) of the Disclosure Schedule is at least equal to the book value, i.e., cost less depreciation, of such assets reflected in the Estimated Closing Balance Sheet.

                           (xi) at least five business days prior to the Closing, Shareholder shall have delivered to North American a statement of income of Target for the Most Recent Fiscal Year End which reflects earnings before interest, taxes, depreciation and amortization expense ("EBITDA") of at least $500,000.00 and a statement of income for the six months ended April 30, 1998 which reflects EBITDA of at least $300,000.00.

                           (xii) Shareholder shall have delivered to North American financial projections for Target for the calendar years 1998, 1999 and 2000, which reflect at least 10% growth in gross revenues per year and net income before income taxes on a pro-forma basis equal to at least 10% of gross revenues per year.

                           (xiii) Target shall have delivered evidence of its qualification to do business in each jurisdiction where it is so qualified and a certificate of good standing issued by the Secretary of State of each such jurisdiction demonstrating that Target is in good standing in that jurisdiction;

                           (xiv) Michael Wallace shall have entered into an Employment Agreement with Target in the form attached hereto as EXHIBIT C;

                           (xv) the Shareholder shall have signed the Amended and Restated Stockholders Agreement;

                           (xvi) the board of directors of North American shall have approved the consummation of the transactions contemplated by this Agreement; and

                           (xvii) all actions to be taken by the Shareholder in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to North American.

North American may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

                  (b) CONDITIONS TO OBLIGATION OF THE SHAREHOLDER. The obligation of the Shareholder to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) North American shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (iv) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(v), and Section 4(d) above;

                           (v) Shareholder shall have received from counsel to North American an opinion in form and substance as set forth in EXHIBIT D attached hereto, addressed to the Shareholder, and dated as of the Closing Date;

                           (vi) this Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of North American;

                           (vii) all actions to be taken by North American in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Shareholder.

The Shareholder may waive any condition specified in this Section 7(b) if he executes a writing so stating at or prior to the Closing.

         8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any certificate, document, instrument or agreement delivered pursuant to this Agreement shall survive the Closing hereunder (notwithstanding any due diligence investigations that may have been undertaken by the damaged Party) and continue in full force and effect for a period of five years following the Closing. Notwithstanding the foregoing, a claim for indemnification in respect of a breach of the representations and warranties set forth in Section 3(a), 3(b), 4(a)-(f), 4(l), 4(y) and 4(aa) may be made at anytime following the Closing Date, until the expiration of the applicable statute of limitations, and are not subject to the foregoing limitation.

                  (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF NORTH AMERICAN.

                           (i) In the event the Shareholder breaches (or in the event that any third party alleges facts that, if true, would mean that the Shareholder has breached) any of their representations, warranties (or any of such representations or warranties is untrue or inaccurate), covenants and agreements contained herein or in any certificate, document, instrument or agreement delivered pursuant to this Agreement, and, provided that the Indemnified Buyers (as hereafter defined) make a written claim for indemnification against the Shareholder pursuant to Section 12(g) below within the applicable claim period provided in 8(a) above, then the Shareholder agrees to indemnify North American and each of its officers, directors, employees, representatives and shareholders (the "Indemnified Buyers") from and against the entirety of any Adverse Consequences the Indemnified Buyers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Indemnified Buyers may suffer after the end of any applicable claim period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                           (ii) Without limiting any other indemnification provided in this Section 8, the Shareholder agrees to indemnify the Indemnified Buyers from and against the entirety of any Adverse Consequences the Indemnified Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of Target (x) for any Taxes of Target with respect to any Tax year or portion thereof ending on or before the Closing Date or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 9(b)) to the portion of such period beginning before and ending on the Closing
         Date), (A) to the extent such Taxes are not reflected in the reserve for Tax Liability shown on the face of the Most Recent Balance Sheet, or (B) to the extent such Taxes (and related legal and accounting fees) are incurred by North American in connection with auditing adjustments made to the Financial Statements by Target's auditors; or
         (y) for the unpaid Taxes of any Person (other than Target) under Reg.
         Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                           (iii) Without limiting any other indemnification provided in this Section 8, Shareholder agrees to indemnify the Indemnified Buyers from and against the entirety of any Adverse Consequences they may suffer resulting from, arising out of, relating to, in the nature of, or caused by the activities of any entity which at any time has been owned, in whole or in part, by Target.

                           (iv) Without limiting any other indemnification provided in this Section 8, Shareholder agrees to indemnify the Indemnified Buyers from and against the entirety of any Adverse Consequences they may suffer resulting from, or arising out of, relating to, or in the nature of or caused by any claim by a stockholder or former stockholder of Target or any other Person seeking to assert: (i) ownership or rights to ownership of any shares of capital stock of Target or any Subsidiary, (ii) any rights of a stockholder (other than the right to receive the Consideration) including any option, preemptive rights or rights to receive notice or to vote, (iii) any rights under Target's charter, bylaws or other constituent documents, or (iv) any claim that his shares of capital stock were to be repurchased by Target.

                           (v) Without limiting any other indemnification provided in this Section 8, Shareholder agrees to indemnify the Indemnified Buyers from and against the entirety of any Adverse Consequences they may suffer resulting from, or arising out of, relating to, or in the nature of or caused by any claim by a dissenting shareholder that the Consideration is less than the fair value of his shares.

                           (vi) Without limiting any other indemnification provided in this Section 8, Shareholder agrees to indemnify the Indemnified Buyers from and against the entirety of any Adverse Consequences they may suffer as a result of a taxing authority taking the position that any former or current subcontractor of Target should have been, at any time prior to the Closing Date, treated as an employee of Target.

                           (vii) Without limiting any other indemnification provided in this Section 8, Shareholder agrees to indemnify the Indemnified Buyers from and against the entirety of any Adverse Consequences they may suffer as a result of Target's failure to be duly authorized to conduct business and in good standing under the laws of any jurisdiction where such qualification is or has been required as of or prior to the Closing Date.

                           (viii) Without limiting any other indemnification provided in this Section 8, Shareholder agrees to indemnify the Indemnified Buyers from and against the entirety of any Adverse Consequences they may suffer as a result of any warranty claims made against Target after the Closing Date for services begun or completed by Target prior to the Closing Date.

                  (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE
                      SHAREHOLDER.

                           In the event North American breaches (or in the event any third party alleges facts that, if true, would mean North American had breached) any of its representations, warranties (or any of such representations or warranties is untrue or inaccurate), covenants and agreements contained herein or in any certificate, document, instrument or agreement delivered pursuant to this Agreement, and, provided that the Shareholder makes a written claim for indemnification against North American pursuant to Section 12(g) below within the applicable claim period provided in 8(a) above, then North

         American agrees to indemnify the Shareholder and each of his representatives (the "Indemnified Shareholders") from and against the entirety of any Adverse Consequences the Indemnified Shareholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Indemnified Shareholders may suffer after the end of any applicable claim period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (d) MATTERS INVOLVING THIRD PARTIES.

                           (i) If any third party shall notify any party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced.

                           (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, (E) the named parties to the Third Party Claim do not include both the Indemnified Party and the Indemnifying Party, and (F) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with
         Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed).

                           (iv) In the event any of the conditions in
         Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

                  (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section
8. All indemnification payments under this Section 8 shall be deemed adjustments to the Consideration.

                  (f) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to Target, or the transactions contemplated by this Agreement. The Shareholder hereby agrees that he will not make any claim for indemnification against Target by reason of the fact that he was a director, officer, employee, or agent of Target or was serving at the request of Target as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         9. POST-CLOSING ADJUSTMENT OF CONSIDERATION.

                  (a) Within 90 days after the Closing Date, North American will prepare and deliver to Shareholder a draft balance sheet (the "DRAFT CLOSING DATE BALANCE SHEET") for Target as of the close of business on the Closing Date (determined as though the Parties had not consummated the transactions contemplated by this Agreement), prepared in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements; except that the Draft Closing Date Balance Sheet shall include all of the same types of adjustments as were made in connection with the preparation of the Most Recent Financial Statements.

                  (b) If the Shareholder has any objections to the Draft Closing Date Balance Sheet, he will deliver a detailed statement describing his objections to North American within 30 days after receiving the Draft Closing Date Balance Sheet. North American and the Shareholder will use reasonable efforts to resolve any such objections themselves. If the Parties do not obtain a final resolution within 30 days after North American has received the statement of objections, however, North American and Shareholder will select an accounting firm mutually acceptable to them to resolve any remaining objections. If North American and the Shareholder are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the Parties. North American will revise the Draft Closing Date Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this Section 9(b). ThE "CLOSING DATE BALANCE SHEEt" shall mean the Draft Closing Date Balance Sheet together with any revisions thereto pursuant to this Section 9(b).

                  (c) In the event the Parties submit any unresolved objections to an accounting firm for resolution as provided in Section 9(b) above, any expenses relating to the engagement of the accounting firm shall be allocated between the Shareholder and North American by the accounting firm in proportion to the amount in dispute which is decided in favor of the challenging party.

                  (d) North American will make the work papers and back-up materials used in preparing the Draft Closing Date Balance Sheet available to the Shareholder and his accountants and other representatives at reasonable times and upon reasonable notice during (A) the preparation by North American of the Draft Closing Date Balance Sheet, (B) review by the Shareholder of the Draft Closing Date Balance Sheet, and (C) the resolution by the Parties of any objections thereto.

                  (e) (i) If the Shareholders' Equity set forth in the Closing Date Balance Sheet, plus the Shareholders' Equity set forth in the closing date balance sheet of Burn-Techs, Inc., a Florida corporation, prepared in accordance with Section 9(a) of the Stock Purchase Agreement of even date herewith between North American and the sole shareholder of Burn-Techs (the "Burn- Techs Closing Date Balance Sheet"), is less than $765,000.00, the Shareholder will pay to North American an amount equal to such deficiency (plus interest thereon at the Applicable Rate from the Closing Date) within five business days after the date on which the Closing Date Balance Sheet finally is determined pursuant to Section 9(b);

                           (ii) if the Cash set forth in the Closing Date
Balance Sheet, plus the cash set forth in the Burn-Techs Closing Date Balance Sheet is less than $150,000.00, the Shareholder will pay to North American an amount equal to such deficiency (plus interest thereon at the Applicable Rate from the Closing Date) within five business days after the date on which the Closing Date Balance Sheet finally is determined pursuant to Section 9(b); and

                           (iii) if the state and federal income taxes accrued
on the Closing Date Balance Sheet are in excess of the state and federal income taxes actually paid by Target with respect to the period ending on the Closing Date, North American will pay to the Shareholder an amount equal to such excess within five business days after the date on which Target pays such state and federal income taxes.

         10. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between North American and Shareholder for certain Tax matters following the Closing Date:

                  (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Shareholder shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for Target for all tax periods ending on or prior to the Closing Date which are filed after the Closing Date (the "Pre-Closing Period"). Such Tax Returns shall be prepared by treating items on such Tax Return in a manner consistent with the past practices with respect to such items, unless otherwise required by law. Shareholder shall permit North American to review and comment on each such Tax Return described in the preceding sentence prior to filing. North American shall pay the amounts due for Taxes of Target with respect to the Pre-Closing Periods, up to the amount reflected in the reserve for Tax Liability shown on the face of the Most Recent Balance Sheet. Shareholder agrees that he will pay, when due, all amounts due for Taxes of Target and the Shareholder with respect to Pre-Closing Periods, that exceed the reserve for Tax Liability.

                  (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. North American shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Target for Tax periods which begin before the Closing Date and end after the Closing Date. North American shall permit Shareholder to review and comment on each such Tax Return described in the preceding sentence prior to filing. Shareholder shall pay to North American within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability shown on the face of the Most Recent Balance Sheet. For purposes of this Section 10, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any real and personal property Taxes, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any other Tax be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of Target.

                  (c) COOPERATION ON TAX MATTERS.

                           (i) North American, Target and Shareholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Target agrees (A) to retain all books and records with respect to Tax matters pertinent to Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by North American or Shareholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give each other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other Party so requests, Target or Shareholder, as the case may be, shall allow such other Party to take possession of such books and records.

                           (ii) North American and Shareholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                           (iii) North American and Shareholder further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  (d) TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving Target shall be terminated as of the Closing Date and, after the Closing Date, Target shall not be bound thereby or have any liability thereunder.

                  (e) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Shareholder when due, and Shareholder will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, North American will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

         11. TERMINATION.

                  (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                           (i) North American and the Shareholder may terminate this Agreement by mutual written consent at any time prior to the Closing;

                           (ii) North American may terminate this Agreement by giving written notice to the Shareholder at any time prior to the Closing (A) in the event the Shareholder has breached any representation, warranty, or covenant contained in this Agreement in any material respect, North American has notified the Shareholder of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from North American itself breaching any representation, warranty, or covenant contained in this Agreement); and

                           (iii) the Shareholder may terminate this Agreement by giving written notice to North American at any time prior to the Closing (A) in the event North American has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Shareholder has notified North American of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Shareholder himself breaching any representation, warranty, or covenant contained in this Agreement).

                  (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 11(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

         12. MISCELLANEOUS.

                  (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of North American and the Shareholder; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

                  (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and the Indemnified Parties referred to in Section 8 hereof.

                  (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) SUCCESSION AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of North American and the Shareholder; PROVIDED, HOWEVER, that North American may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates,
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases North American nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (iii) without the approval of the Shareholder assign its rights and interests hereunder to its lenders (and any agent for the lenders), and the Parties consent to any exercise by such lenders (and such agents) of their rights and remedies with respect to such collateral.

                  (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


         IF TO THE SHAREHOLDER:                               COPY TO:
         ----------------------                               --------
         Michael Wallace                                      Christopher Norman, Esq.
         1947 S. Carolina Avenue                              Hines & Associates, P.A.
         St. Petersburg, Florida 33712                        315 South Hyde Park Avenue
                                                              Tampa, Florida 33606
                                                              Fax: (813) 254-6153




         IF TO NORTH AMERICAN:                                COPY TO:
         ---------------------                                --------
         North American Tel-Com Group, Inc.                   Holland & Knight LLP
         1401 Forum Way, Suite 400                            One East Broward Boulevard, Suite 1300
         West Palm Beach, FL  33401                           Fort Lauderdale, FL 33301
         Attn:  William J. Mercurio                           Attn: Donn Beloff, Esq.
         Fax: (561) 687-8080                                  Fax:  (954) 463-2030


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

                  (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by North American and the Shareholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) EXPENSES. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) CONSTRUCTION. The Parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The



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Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                  (m) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, Schedules and Certificates identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 12(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

                  (o) SUBMISSION TO JURISDICTION. Each of the Parties submits to the exclusive jurisdiction of any state or federal court sitting in Hillsborough County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 12(g) above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         In any action or proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and expenses from the other party to the action or proceeding. For purposes of this Agreement, the "prevailing party" shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediated or otherwise, or judgment. For purposes of this Agreement, the term "attorneys' fees" shall include, without limitation, the actual attorneys' fees incurred in retaining counsel for advice, negotiations, suit, appeal, or any other legal proceeding, including mediation and arbitration.

                  (p) WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL



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PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVE ANY RIGHTS THAT THEY MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                     *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                     NORTH AMERICAN TEL-COM GROUP, INC.



                                     By:
                                        ---------------------------------------
                                        William J. Mercurio
                                        President



                                     SHAREHOLDER:



                                     ------------------------------------------
                                     Michael Wallace




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